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                  CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 22, 1999 with respect to the financial statements of The Manufacturers Life Insurance Company of New York in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 file
No. 333-33351) and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.





Boston, Massachusetts
April 19, 1999